Exhibit 99.1

Health In Tech Announces $7.0 Million Private Placement

Stuart, FL., March 25, 2026 /PRNewswire/ — Health In Tech, Inc. (Nasdaq: HIT) (“Health In Tech” or the “Company”), an AI-enabled InsurTech platform company, today announced that it has entered into a securities purchase agreement for a private investment in public equity financing (the “PIPE”) that is expected to result in gross proceeds of approximately $7.0 million before deducting placement agent fees and offering expenses. The PIPE is expected to close on or about March 27, 2026, subject to the satisfaction of customary closing conditions.

Pursuant to the terms of the securities purchase agreement, at the closing of the PIPE, Health In Tech will issue an aggregate of 5,600,000 shares of common stock at a price of $1.25 per share.

Craig-Hallum Capital Group LLC acted as the sole placement agent for the PIPE.

The Company intends to use the net proceeds from the PIPE to expand sales distribution, advance technology development, support new product development, and for general corporate purposes and working capital.

The securities described above are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder, and have not been registered under the Securities Act or applicable state securities laws. Accordingly, the securities issued in the PIPE may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pursuant to a registration rights agreement with the PIPE investors, the Company has agreed to file a resale registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock described above.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Use of Forward-Looking Statements

Certain statements in this press release are forward-looking statements for purposes of the safe harbor provisions under the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may include estimates or expectations about Health In Tech’s possible or assumed operational results, financial condition, business strategies and plans, market opportunities, competitive position, industry environment, and potential growth opportunities. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “design,” “target,” “aim,” “hope,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “project,” “potential,” “goal,” or other words that convey the uncertainty of future events or outcomes. These statements relate to future events or to Health In Tech’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause Health In Tech’s actual results, levels of activity, performance, or achievements to be different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Health In Tech’s control and which could, and likely will, affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Health In Tech’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to Health In Tech’s operations, results of operations, growth strategy and liquidity. Health In Tech undertakes no obligation to update any forward-looking statements, except as required by law.

About Health In Tech

Health In Tech, Inc. (Nasdaq: “HIT”) is an AI-enabled InsurTech platform company, which offers a marketplace that improves processes in the health insurance industry through vertical integration, process simplification, and automation. By removing friction and complexities, we streamline the underwriting, sales and service process for insurance companies, licensed brokers, Managing General Underwriter (MGUs) and third-party administrators (“TPAs”). Health In Tech’s platform serves as a marketplace for brokers, TPAs, MGUs and carriers to access self-funded health insurance for employers, providing functions including customized self-funded health plans, bindable stop-loss quotes, AI-enabled underwriting, claims administration and reporting integration.

Investor Contact:

Health In Tech Investor Relations

ir@healthintech.com

The Equity Group

Kalle Ahl, CFA

T: (303) 953-9878

kahl@theequitygroup.com

Devin Sullivan, Managing Director

dsullivan@theequitygroup.com